Exhibit 10.7

OFFICE LEASE AGREEMENT,

DATED AS OF JULY 26, 2010,

BY AND BETWEEN REXALL SUNDOWN, INC.

AND SENSUS HEALTHCARE, LLC

OFFICE LEASE AGREEMENT

THIS OFFICE LEASE AGREEMENT is made, entered into and executed this the 26th day of July, 2010, by and between REXALL SUNDOWN, INC., a Florida corporation, with offices c/o NBTY, Inc., at 90 Orville Drive, Bohemia, NY 11716, hereinafter called “Landlord”, and SENSUS HEALTHCARE, LLC, with offices at 851 Broken sound Pkwy, NW, #215 B.R., FL, hereinafter called “Tenant”. Landlord and Tenant contract and agree as follows.

1.	Premises

Landlord hereby leases unto Tenant the following premises. Suites 210 and 21 5 (the “Leased Premises”) in the building known as 851 Broken Sound Parkway, Boca Raton, FL 33487, (the “Building”), for purposes of this Lease, the Leased Premises shall be deemed to consist of 4,551 rentable square feet of office space (which includes a 10% add-on factor), as shown on Exhibit “A” annexed hereto, together with easements and improvements appurtenant thereto, but subject to easements, restrictions and other matters of record. The terms “Premises” and “Leased Premises” are used interchangeably in this Lease.

2.	Term

The term of this Lease shall be for a primary term of four (4) years, commencing on August l, 2010 (the “Lease Commencement Date”), and expiring at midnight on July 31, 2014 (the “Termination Date”), unless extended by the parties by written agreement.

If Landlord is unable to give possession of the Leased Premises on the Lease Commencement Date by reason of the holding over of any Tenant, or because construction, repairs or improvements are not completed, all Rent and other payments due as of the Lease Commencement Date shall abate for the period that possession by Tenant is delayed. Notwithstanding the foregoing, Landlord shall not be responsible for damages, including but not limited to direct or consequential damages because of its inability to deliver possession to Tenant by any particular date. In the event of any such delay, the Termination Date shall be extended the number of days which Landlord was delayed in giving Possession of the Leased Premises to Tenant. If Tenant, its agent, employee, contractor or the like is the cause of such delay, Rent and such other payments shall not abate. “Possession” shall be defined as delivery of the Leased Premises by Landlord to Tenant with all of Landlord’s work outlined in Paragraph 44 herein completed. If Landlord is unable to deliver possession of the Leased Premises with Landlord’s Work substantially complete within sixty (60) days of the Lease Commencement Date, then either party shall have the right to terminate this Lease.

3.	Rental

A.           Tenant shall pay to Landlord, as “Base Rental”, the following:

Months 1-12	$6,068.00 per month ($72,816 per year; $16.00 per sq. ft.)
Months 13-24	$6,250.00 per month ($75,000 per year; $16.48 per sq. ft.)
Months 25-36	$6,438.00 per month ($77,250 per year; $16.98 per sq. ft.)
Months 37-48	$6,630.00 per month ($79,568 per year; $17.49 per sq. ft.)

plus applicable (6.5%) sales tax, per month for each month of the primary term, in advance, on or before the first day of each month during the term hereof, commencing on the date Landlord notifies Tenant the Leased Premises are to be delivered to Tenant with Landlord’s Work, if any, substantially complete (hereinafter the “Rent Commencement Date”). All rent checks and other amounts due under this Lease shall be payable to Rexall Sundown, Inc. and sent to P. 0. Box 9010, Ronkonkoma, NY 11779. Landlord shall not be obligated to issue invoices to Tenant.

Base Rental shall include Tenant’s pro-rata share of base real estate taxes, base cost of Landlord’s insurance and common area maintenance. For the purposes of this Lease, the Base Year shall be 2010.

In the event the Rent Commencement Date shall be a day other than the first of the month, the rent and any other shall be computed based on a 30 day month and proportionately adjusted.

B.           Electric. (a) Included in Tenant’s Base Rental shall be a base electric service factor (hereinafter called “BESF”) for electric energy. Tenant acknowledges that Landlord will be providing electricity for the following items without additional cost to Tenant (except a provided below). (i) heating, ventilating and air conditioning services (hereinafter called “HVAC”) to the Leased Premises during 8.00 am to 6.00 pm Monday through Friday and 9.00 am to 12.00 pm Saturday (hereinafter “Business Hours” on “Business Days”); (b) In the event the Landlord determines Tenant is using the Leased Premises at times other than the Business Hours or Business Days or in excess of 4 watts per usable square foot, Landlord may charge Tenant and Tenant shall pay a sum determined by Landlord in its sole reasonable discretion, based on Landlord’s actual electric bills, for Tenant’s excess use of electricity (hereinafter “Excess Electricity Charge”). The Excess Electricity Charge shall be due and payable within ten (10) days of the date Tenant is billed for same. Tenant shall submit to Landlord plans and information regarding electrical connected load within the Leased Premises.

C.           Insurance. Tenant shall pay its pro-rata share of Landlord’s cost of insurance for the Premises over a base year. Tenant’s pro-rata share is eight (8%) percent. For the purposes of this Lease, the base year shall be 2010. Tenant shall reimburse Landlord within ten (10) days of receipt of bill for same.

4.	Late Charges

If Landlord fails to receive all or any portion of a rent payment within ten (10) days after it becomes due, Tenant shall pay Landlord, as additional rental, a late charge equal to ten percent (10%) of the overdue payment. In addition, payments of rent or other sums due Landlord from Tenant not received by Landlord when due accrue interest at the prevailing Prime Rate plus three (3%) percent, except if such rate exceeds the maximum interest rate permitted by law, such rate shall be reduced to the highest rate allowed by law. Interest shall accrue from the date on which it was due until the date full payment is received by Landlord. Tenant shall be liable for Landlord’s reasonable attorney’s fees, accounting and administrative fees incurred in collecting any sums due by Tenant to Landlord hereunder.

5.	Tenant’s Taxes

(a)          Tenant shall pay all personal property taxes duly assessed against Tenant’s personal property and business located on the premises, including rent tax, and shall also pay all privilege, excise and other taxes duly assessed, including state and local sales taxes charged on the rent and other amounts due under this Lease. Tenant shall pay said taxes when due so as to prevent the assessment of any late fees or penalties and furnish evidence to Landlord of the payment of same.

(b)          Tenant shall pay its pro-rata share of the real estate taxes for the Premises over a base year. Tenant’s pro-rata share is eight (8%) percent. For the purposes of this Lease, the base year shall be 2010. Tenant shall reimburse Landlord within ten (I0) days of receipt of a bill for same.

6.	Use and Occupancy

The Leased Premises shall be used solely for corporate and administrative offices and for no other purpose whatsoever. No other use may be made of the Leased Premises without the prior written consent of the Landlord, which Landlord may grant or withhold in its sole business judgment. The Leased Premises shall not be used in any manner to create any nuisance or trespass, nor for warehousing, manufacturing or production purposes, nor in any manner to vitiate the insurance or increase the rate of insurance on the Leased Premises. During the Term, Tenant shall, at its own expense, comply with all laws, ordinances, orders, rules and regulations of Arvida Park of Commerce Association and any municipality or governmental authority having jurisdiction over the Leased Premises and the Building. The occupancy of the Leased Premises shall not exceed more than 200 square feet per person.

7.	Security Deposit

Tenant shall deposit with Landlord upon execution of this Lease the sum of $36,408.00 as a security deposit which shall be held by Landlord, without liability to Tenant for any interest thereon, as security for the full and faithful performance by Tenant of each and every term, covenant and condition of this Lease of Tenant. If Tenant is not in default under any of the terms of this Lease at the end of twelve (12) full calendar months, Landlord shall refund the amount of $6,068.00 from the security deposit to Tenant. If Tenant is not in default under the terms of this Lease at the end of twenty-four (24) full calendar months, Landlord shall refund the amount of $6,068.00 from the security deposit to Tenant. If any of the rents or other charges or sums payable by Tenant to Landlord shall be overdue and unpaid or should Landlord make payments on behalf of Tenant, or should Tenant fail to perform any of the terms of this Lease, then Landlord may, at its option, appropriate and apply the security deposit, or so much thereof as may be necessary to compensate Landlord toward the payment of the rents, charges or other sums due from Tenant, or towards any loss, damage or expense sustained by Landlord resulting from such default on the part of Tenant; and in such event Tenant shall upon demand restore the security deposit to the original sum deposited. In the event Tenant performs all of Tenant’s other obligations under this Lease including return the Leased Premises to Landlord in the same condition as Landlord initially delivered possession, ordinary wear and tear excepted, the security deposit shall be returned in full to Tenant within thirty (30) days after the date of the expiration and surrender of the Leased Premises or sooner termination of the term of this Lease and the surrender of the Premises by Tenant in compliance with the provisions of this Lease.

8.	Utilities

Landlord shall provide electricity, heating and air conditioning for the Leased Premises. Tenant shall install and maintain telephone equipment and services and computer lines at its own cost and expense; however, same shall require Landlord’s prior approval, which shall not be unreasonably withheld or denied and Tenant shall use a contractor designated or approved by Landlord. Tenant shall obtain permits or other approvals as required by law. Landlord shall not be responsible for any interruption of electricity, telephone or computer services, heating or air conditioning nor any damages resulting therefrom.

9.	Common Areas/Access to Premises

In addition to the Leased Premises, Tenant shall have the right to the non-exclusive use, in common with Landlord, other Tenants, and the guests, employees and invitees of same, of the Common Areas of the Building for their intended purposes, and in accordance but not limited to the Rules and Regulations annexed hereto. Landlord shall provide Tenant with the non-exclusive use of the courtyard, common restroom facilities, parking facilities, mail receiving facilities and garbage collection facilities. In the event Tenant’s use of the dumpster is deemed excessive by the Landlord, Landlord reserves the right to add an additional dumpster and charge Tenant for same. The Common Areas shall be subject to the exclusive control and management of Landlord. Tenant, its employees, contractors or guests may not use more than fourteen (14) unreserved parking spaces at one time. Landlord reserves its right at its sole discretion to designate reserved parking spaces at any time and to issue warnings to violators or to have towed at vehicle owner’s expense any vehicle parked illegally or in violation of Landlord’s designations of Tenant’s specific parking area. Tenant is responsible for advising its employees, contractors or guests of the parking regulations set forth herein and shall indemnify Landlord of any claims related to towing costs, damages and the like. Tenant shall upon the request of Landlord provide Landlord with the license plate numbers of Tenant’s employees’ automobiles.

Landlord shall provide Tenant’s employees with security badges to allow access to the Leased Premises. Tenant shall pay a fee of $25 per security badge issued. Tenant shall have no more than one (1) employee or consultant per 200 sq. ft. working in the Leased Premises.

Tenant is responsible for access control to the Leased Premises. Landlord shall not be liable to Tenant, and Tenant shall not make any claim against Landlord, for any loss Tenant may incur by reason of theft, burglary, acts of vandalism, etc. Tenant shall ensure Landlord has 24 hour access to the Premises for the purposes of maintenance, management, repairs, leasing or emergencies.

10.	Repairs by Landlord

Landlord shall be responsible for all maintenance of the grounds and improvements on the Building (excluding the Leased Premises) including but not limited to landscaping, roof, exterior doors and walls, plumbing, heating, air conditioning, and electrical system associated with the Leased Premises, unless caused by the acts or negligence of Tenant, it’s employees, agents, invitees, or contractors in which case Tenant shall reimburse Landlord the cost of such repair plus a twenty (20%) percent administration fee.

11.	Repairs by Tenant

Tenant shall be responsible for maintenance of the interior of the Leased Premises including walls, doors, floors, ceilings, light bulbs, fluorescent tubes and cabinets. If Tenant fails to perform necessary maintenance as provided for herein Landlord may perform said maintenance and bill Tenant the cost thereof plus a service charge of twenty (20%) percent as additional rental. Tenant agrees to return the Leased Premises to Landlord at the expiration hereof in the same as the present condition, reasonable wear and tear excepted. Tenant shall promptly report in writing to Landlord any defective condition known to in which Landlord is required to repair. Failure to report such conditions shall make Tenant responsible to Landlord for any liability incurred by Landlord by reason of such condition(s).

Tenant shall be responsible for the cost of repairs or replacements for any damage done to the common areas, the Building or any part thereof, including the Leased Premises, caused by Tenant or Tenant’s agents, employees, invitees or visitors.

Tenant shall be responsible for cleaning and maintaining the Leased Premises at its own cost and expense and shall keep the Premises in a first class attractive manner. In the event Tenant fails to keep the premises in a clean, attractive manner in Landlord's reasonable discretion, Landlord may have the Premises cleaned at Tenant’s expense plus a twenty (20%) percent administrative fee. Landlord shall not be responsible for any damages caused thereby, unless due to Landlord’s negligence. In the event that using non-union janitors would cause in Landlord’s reasonable discretion a possible disturbance Landlord may require Tenant to use unionized janitorial workers.

12.	Condition of Premises

Tenant has inspected the Leased Premises and finds them to be in a safe, satisfactory, and acceptable condition. The Tenant accepts the Leased Premises in their present “as is”, “where is” condition, subject to Landlord’s Work contained in Paragraph 44 herein, and without any representations on the part of Landlord or it’s agents as to the present or future condition of said premises, except Landlord will warranty its Work for the first thirty (30) days of the Lease Term provided any such need for repairs is not caused by Tenant, its employees, agents, invitees or visitors.

Tenant will keep the Leased Premises in a clean and wholesome condition and will comply at all times with all lawful health and governmental, quasi-governmental or insurance requirements or regulations and will keep the Leased Premises, the furnishings therein and improvements thereon and the areas adjacent thereto in a safe, secure and attractive condition.

13.	Alterations

Tenant shall not make any alterations, additions, or improvements to the Leased Premises without Landlord’s prior written consent. Tenant shall promptly remove any alterations, additions, or improvements constructed in violation of this paragraph upon Landlord’s written request. All approved alterations, additions, and improvements will be accomplished in a good and workmanlike manner, in conformity with all applicable laws and regulations, and by a contractor approved by Landlord. Tenant shall apply for and obtain all requisite approvals, consents or permits for such work, at Tenant’s sole cost and expense. Landlord may require Tenant to remove any alterations, additions or improvements (whether or not made with Landlord’s consent) at the termination of this Lease and to restore the Premises to its prior condition, all at Tenant’s expense. All alterations, additions and improvements which Landlord has not required Tenant to remove shall become Landlord’s property and shall be surrendered to Landlord upon the termination of this Lease, except that Tenant may remove any of Tenant’s furniture and equipment which can be removed without material damage to the Leased Premises. Tenant shall repair, at Tenant’s expense, any damage to the Leased Premises caused by the removal of any such furniture or equipment.

Tenant shall keep the property free from any and all liens arising out of the work performed or materials furnished in making improvements to the Leased Premises, and if a lien shall be filed will post a bond or otherwise cause same to be removed within five (5) days of notice thereof. Tenant shall not have the right to encumber the Leased Premises, including any covenants and restrictions or liens of any kind whatsoever. Tenant shall strictly comply with the Construction Lien Law of the State of Florida. Tenant agrees to obtain and deliver to Landlord prior to the commencement of any work or alteration or the delivery of any materials, a written and unconditional waiver of contractors’ liens with respect to the Leased Premises, the Building and the parcel for all work, service or materials to be furnished at the request or for the benefit of Tenant to the Premises.

14.	Surrender

At the end of the Term or upon earlier termination of this Lease, Tenant shall surrender the Leased Premises (including Landlord’s office furniture and furnishings in the Leased Premises) in good condition and repair, reasonable wear and tear excepted, and in a broom-clean condition with all glass, walls, windows and doors intact. In the event of Tenant’s failure to surrender the Leased Premises in the condition required, Landlord may restore the Leased Premises to such condition, and Tenant shall pay the cost thereof on demand. Any security deposit held pursuant to Paragraph 7 hereof may be credited against any amount payable by Tenant under this paragraph.

15.	Indemnity/Insurance

Tenant agrees to and hereby does indemnify and save Landlord harmless against all claims for damages to persons or property by reason of Tenant’s use or occupancy of the Leased Premises, and all expenses incurred by Landlord because thereof, including attorney’s fees and court costs. During the term of this Lease, Tenant shall, at its sole expense, provide and keep in force insurance in the following minimum amounts. (a) comprehensive general liability insurance coverage in an amount of not less than $2,000,000 combined single limit coverage for bodily injury, property damage or a combination thereof; (b) full replacement value coverage on all of its personal property, including removable trade fixtures and office equipment located in the Leased Premises; (c) worker’s compensation coverage for all of its employees as required in statutory amounts; (d) umbrella or excess liability insurance in excess of all primary liability with limits of liability of not less than $5,000,000. Landlord shall not be liable for any losses suffered to Tenant’s property. Landlord may from time to time increase the limits of the insurance Tenant is required to carry pursuant to this Lease or may change the type of insurance required and Tenant shall immediately comply. Tenant shall name Rexall Sundown, Inc., its parent, subsidiaries and affiliates as additional insureds or as may be otherwise instructed by Landlord or its representatives and shall provide evidence of such insurance to Landlord prior to the commencement of the term of this Lease. Said policies shall contain an agreement by the insurer(s) that such policies shall not be cancelled without at least twenty (20) days prior written notice to the Landlord. Landlord and Tenant each hereby release and relieve the other, and waive its right of recovery, for loss or damage arising out of or incident to the perils insured against which perils occur in, or about the Leased Premises, whether due to the negligence of Landlord or Tenant or their employees, contractors and/or invitees, to the extent that such loss or damage is within the policy limits of said comprehensive general liability insurance.

All contractors hired by Tenant to perform work in the Leased Premises must provide Landlord with satisfactory evidence of the minimum insurance coverage required of Tenant and outlined above prior to commencing work in the Leased Premises. All certificates of insurance must name Tenant and Landlord as additional insureds.

16.	Destruction or Damage to Premises/Eminent Domain

In the event all or a portion of the Leased Premises is damaged or destroyed by fire or other casualty or taken by eminent domain, to the extent that Tenant is unable to conduct its reasonable and ordinary business operations, Landlord shall have the option to terminate the lease or restore the Leased Premises to its former condition as soon as practical, during which time the rental shall be abated from the date of such damage until the Leased Premises is restored. All insurance proceeds and eminent domain damages, compensation or award shall be the property of Landlord.

17.	Assignment and Subletting

Tenant shall not assign this Lease or any interest hereunder, or sublet the Leased Premises or any part thereof, or permit the use of the Leased Premises by any party other than the Tenant.

18.	Events of Default

The happening of any one or more of the following events (hereinafter any one of which may be referred to as an “Event of Default”) during the term of this Lease, or any renewal or extension thereof, shall constitute a breach of this Lease on the part of the Tenant. (a) Tenant fails to pay the rental as provided for herein; (b) Tenant abandons or vacates the Leased Premises; (c) Tenant fails to comply with or abide by and perform any other obligation imposed upon Tenant under this Lease; (d) Tenant files a petition seeking bankruptcy protection or is adjudicated bankrupt; (e) a permanent receiver is appointed for Tenant’s property and such receiver is not removed within sixty (60) days after written notice from Landlord to Tenant to obtain such removal; (f) Tenant, either voluntarily or involuntarily, takes advantage of any debt or relief proceedings under the present or future law, whereby the rent or any part thereof is, or is proposed to be reduced or payment thereof deferred; (g) Tenant makes an assignment for benefit of creditors; (h) Tenant’s effects are levied upon or attached under process against Tenant, which is not satisfied or dissolved within twenty (20) days after written notice from Landlord to Tenant to obtain satisfaction thereof (or) (i) Tenant has assigned this Lease or sublet all or a portion of the Leased Premises without the prior consent of Landlord.

19.	Remedies Upon Default

Upon the occurrence of an Event of Default, Landlord, in addition to any and all other rights or remedies it may have at law or in equity, shall have the option of pursuing any one or more of the following remedies.

(a)          Landlord may terminate this Lease by giving notice of termination, in which event this Lease shall expire and terminate on the date specified in such notice of termination, with the same force and effect as though the date so specified were the date herein originally fixed as the termination date of the term of this Lease, and all rights of Tenant under this Lease and in and to the Leased Premises shall expire and terminate, and Tenant shall remain liable for all obligations under this Lease arising up to the date of such termination and Tenant shall surrender the Leased Premises to Landlord on the date specified in such notice;

(b)          Landlord may terminate this Lease and recover from Tenant all damages Landlord may incur by reason of Tenant’s default, including, without limitation, a sum which, at the date of such termination, represents the then value of the excess, if any, of (i) the monthly rental and additional rent for the period commencing with the day following the date of such termination and ending with the date hereinbefore set for the expiration of the full term hereby granted, or (ii) the aggregate reasonable rental value of the Leased Premises (less reasonable brokerage commissions, attorneys’ fees and other costs relating to the reletting of the Leased Premises) for the same period, all of which excess sum shall be deemed immediately due and payable;

(c)          Landlord may, without terminating this Lease, declare immediately due and payable all monthly rental and additional rent due and coming due under this Lease for the entire remaining term hereof, together with all other amounts previously due, at once; provided, however, that such payment shall not be deemed a penalty or liquidated damages but shall merely constitute payment in advance of rent for the remainder of said term; upon making such payment, Tenant shall be entitled to receive a credit from Landlord for all rents received by Landlord from other assignees, Tenants and subtenants on account of the Premises during the term of this Lease, provided that the monies to which Tenant shall so become entitled shall in no event exceed the entire amount actually paid by Tenant to Landlord pursuant to this clause (C) less all costs, expenses and attorneys’ fees of Landlord incurred in connection with the reletting of the Leased Premises; or

(d)          Landlord may, from time to time without terminating this Lease, and without releasing Tenant in whole or in part from Tenant’s obligation to pay monthly rental and additional rent and perform all of the covenants, conditions and agreements to be performed by Tenant as provided in this Lease, make such alterations and repairs as may be necessary in order to relet the Leased Premises, and, after making such alterations and repairs, Landlord may, but shall not be obligated to, relet the Leased Premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable or acceptable; upon each reletting, all rentals received by Landlord from such reletting shall be applied first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord, second, to the payment of any costs and expenses of such reletting, including brokerage fees and attorneys’ fees, and of costs of such alterations and repairs, third, to the payment of the monthly rental and additional rent due and unpaid hereunder, and the residue, if any, shall be held by Landlord and applied against payments of future monthly rental and additional rent as the same may become due and payable hereunder; in no event shall Tenant be entitled to any excess rental received by Landlord over and above charges that Tenant is obligated to pay hereunder, including monthly rental and additional rent; if such rentals received from such reletting during any month are less than those to be paid during the month by Tenant hereunder, including monthly rental and additional rent, Tenant shall pay any such deficiency to Landlord, which deficiency shall be calculated and paid monthly; Tenant shall also pay Landlord as soon as ascertained and upon demand all costs and expenses incurred by Landlord in connection with such reletting and in making any alterations and repairs which are not covered by the rentals received from such reletting; notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach.

20.	Exterior Signs

Tenant shall place no signs upon the Leased Premises except with the written consent of the Landlord. Any and all signs placed on the Leased Premises by Tenant shall be maintained in compliance with governmental rules and regulations governing such signs, and Tenant shall be responsible to Landlord for any damage caused by installation, use or maintenance of said signs, and all damage incident to such removal. Tenant shall remove all signs from the Leased Premises upon termination of the Lease and repair all damage resulting from such removal.

21.	Landlord’s Entry of Premises

Landlord or its agent(s) may enter the Leased Premises at reasonable hours to exhibit the Premises to prospective purchasers or Tenants, to inspect the Premises to see that Tenant is complying with all of its obligations hereunder, and to make repairs required of Landlord under the terms hereof or to make repairs to Landlord’s adjoining property, if any. Tenant will permit the Landlord, and/or its agents or authorized representatives to enter upon the Leased Property at all times during reasonable business hours for the purpose of inspecting same. Landlord and Landlord’s agents and representatives shall be permitted to enter the Leased Premises at any time in emergencies.

22.	Effect of Termination of Lease

No termination of this Lease prior to the normal ending thereof, by lapse of time or otherwise, shall affect Landlord’s right to collect rent for the period prior to termination thereof.

23.	Subordination

Tenant agrees that this Lease shall remain subject and subordinate to all present and future mortgages, deeds to secure debt or other security instruments (the “Security Deeds”) affecting the Building or the Leased Premises, and Tenant shall promptly execute and deliver to Landlord such certificate or certificates in writing as Landlord may request, showing the subordination of the Lease to such Security Deeds, and in default of Tenant so doing, Landlord shall be and is hereby authorized and empowered to execute such certificate in the name of and as the act and deed of Tenant, this authority being hereby declared to be coupled with an interest and to be irrevocable. Tenant shall upon request from Landlord at any time and from time to time and within five (5) business days request therefor execute, acknowledge and deliver to Landlord a written statement certifying as follows. (a) that this Lease is unmodified and in full force and effect (or if there has been modification thereof, that the same is in full force and effect as modified and stating the nature thereof); (b) that to the best of its knowledge there are no uncured defaults on the part of Landlord (or if any such default exists, the specific nature and extent thereof); (c) the date to which any rent and other charges have been paid in advance, if any; and (d) such other matters as Landlord may reasonably request. Tenant irrevocably appoints Landlord as its attorney-in-fact, coupled with an interest, to execute and deliver, for and in the name of Tenant, any document or instrument provided for in this paragraph. Notwithstanding the foregoing, in the event Landlord mortgages the Building, Landlord shall request a non-disturbance certificate from its lender in the form typically provided in similar transactions.

24.	Quiet Enjoyment

So long as Tenant observes and performs the covenants and agreements contained herein, it shall at all times during the Lease term peacefully and quietly have and enjoy possession of the Leased Premises, but always subject to the terms hereof.

25.	No Estate in Land

This Lease shall create the relationship of Landlord and Tenant between the parties hereto. No estate shall pass out of Landlord. Tenant has only a usufruct not subject to levy and sale, and not assignable by Tenant except by Landlord’s consent.

26.	Holding Over

If Tenant remains in possession of the Leased Premises after expiration of the term hereof, with Landlord’s approval and without any express agreement of the parties, Tenant shall be a Tenant at will at the rental rate which is in effect at end of this Lease and there shall be no renewal of this Lease by operation of law. If Tenant remains in possession of the Leased Premises after expiration of the term hereof without Landlord’s approval, Tenant shall be a Tenant at sufferance and commencing on the date following the date of such expiration, the monthly rental payable under Paragraph 3 above shall for each month, or fraction thereof during which Tenant so remains in possession of the Leased Premises, be twice the monthly rental otherwise payable under Paragraph 3 above.

In the event Tenant fails to surrender the Leased Premises at the end of the term or fails to so surrender in the condition required herein or as sooner terminated consistent with the terms hereof, Landlord shall be entitled to seek any and all damages for such hold-over, including but not limited to, consequential damages, legal fees, accounting fees, administrative fees, court costs, rents, fees incurred as a result of claims, etc.

27.	Attorney’s Fees

In the event that any action or proceeding is brought by Landlord to enforce any term, covenant or condition of this Lease, and Landlord shall prevail, Landlord shall be entitled to recover from Tenant or Guarantor its actual attorney’s fees.

28.	Rights Cumulative

All rights, powers and privileges conferred hereunder upon parties hereto shall be cumulative and not restrictive of those given by law.

29.	Waiver of Rights

No failure of Landlord to exercise any power given Landlord hereunder or to insist upon strict compliances by Tenant of its obligations hereunder and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Landlord’s right to demand exact compliance with the terms hereof.

30.	Broker

Landlord and Tenant hereby acknowledge that Jeffrey Kelly of CB Richard Ellis Brokerage has acted as an agent for Landlord in this transaction and will be paid a real estate commission by Landlord.

Landlord shall pay Landlord’s broker a commission pursuant to a separate agreement. Landlord and Tenant shall indemnify and hold harmless the other from claims arising from any other broker or agent claiming to be entitled to a commission and to have done business with such party.

31.	Environmental Laws

Tenant represents and warrants that Tenant shall at its sole expense comply with all applicable environmental laws and that Tenant shall not permit any of his employees, brokers, contractors or subcontractors, or any person present on the premises to generate, manufacture, store, dispose or release on, about, or under the premises any toxic waste or hazardous substances which would result in the premises not complying with any applicable environmental laws. Tenant shall indemnify and defend Landlord, its successors and/or assigns, against (a) all claims and liabilities for cleanup of any environmental condition on the premises resulting from, or arising out of Tenant’s activities, or the activities of Tenant’s agents or employees; (b) all claims and liabilities for fines or penalties for violation of any environmental laws to the extent that such violation arises from Tenant’s leasing, occupancy, use or operation of the premises from and after the Commencement Date of this Lease or prior thereto if the violation resulted from or arose out of Tenant’s activities or the activities of Tenant’s agents or employees; (c) all claims and liabilities to the extent arising from Tenant’s leasing, occupancy, use or operation of the premises by Tenant, its employees, contractors, subcontractors, agents, including but not limited to liabilities arising from any accident, fire, collapse, mechanical failure or release of any hazardous substance, including claims and liabilities for offsite contamination and third party claims, and (d) all claims and liabilities arising under any federal, state or local laws based on disposal or arrangement for disposal of any hazardous substance by Tenant, its agents or employees, at a location other than the premises.

32.	Time of Essence

Time is of the essence in the performance of all duties obligations, and responsibilities under the terms of this lease.

33.	Definitions

“Landlord” as used in this Lease shall include the undersigned, its heirs, representatives, assigns and successors in title to the Premises, “Tenant” shall include the undersigned and its heirs, representatives, assigns and successors “Landlord” and ‘Tenant” include male and female, singular and plural, corporation, partnership or individual, as may fit the particular parties. The terms “Premises” and “Leased Premises” are used interchangeably in this Lease.

34.	Entire Agreement

This Lease contains the entire agreement of the parties hereto, and no representations, inducements, promises or agreement, oral or otherwise, between the parties, not embodied herein, shall be of any force or effect. No subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by Landlord and Tenant.

This Lease shall be governed by and construed in accordance with the Laws of the State of Florida.

If any section, paragraph, sentence or portion of this Lease or the application thereof to any party or circumstance shall, to any extent, be or become invalid or illegal, such provision is and shall be null and void, but to the extent that said null and void provisions do not materially change the overall agreement and intent of this entire agreement, the remainder of this Lease shall not be affected thereby and each remaining provision of this Lease shall be valid and enforceable to the fullest extent provided by law.

35.	Notices

All notices given pursuant to the terms of this lease and under applicable law, shall be deemed given and received five (5) days after mailing if mailed postage prepaid, certified mail, return receipt requested, or if via overnight carrier upon actual receipt and to the following addresses.

If to Landlord:	If to Tenant:

Nancy Shores, Esq.	Kal Fishman
NBTY, Inc. Real Estate Department	851 Broken Sound Pkwy, NW #215
90 Orville Drive	Boca Raton, FL 33487
Bohemia, NY 11716

And
Irene Fisher, Esq.
NBTY, Inc. Legal Department
2100 Smithtown Avenue
Ronkonkoma, NY 11779

36.	Rules and Regulations

Tenant shall comply with the Rules and Regulations applicable to the Building, the Leased Premises and the common areas adopted and amended by the Landlord from time to time and shall cause all of its agents, employees, invitees and visitors to do so. All changes to the Rules and Regulations will be sent by Landlord to Tenant in writing. The initial Rules and Regulations, which have been reviewed and approved by Tenant, are attached hereto as Exhibit “B”.

37.	Force Majeure

Whenever a period of time is herein prescribed for the taking of any action by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to any condition, matter or circumstance beyond the reasonable control of Landlord, including without limitation, the following. strikes; defaults or failures to perform by contractors or subcontractors; unavailability of materials; lockouts; acts of God; governmental restrictions; war or enemy action or invasion; civil commotion; insurrection; riot; mob violence; malicious mischief or sabotage; fire or any other casualty; adverse weather conditions or unusual inclement weather; a condemnation; failure of a governmental instrumentality to act in a timely fashion; any litigation or other legal proceeding which delays the approval of plans or the issuance of any grading or building permit for construction including the issuance of an injunction enjoining such approval and/or issuance; any law, order or regulation of any governmental, quasi-governmental, judicial or military authority; or other similar cause. Without limiting the generality of the foregoing, in the event a Force Majeure matter affects Landlord’s delivery obligation(s) relative to the Leased Premises under this Lease, at Landlord’s option, the Commencement Date shall be extended by the same number of days as the number of days of delay caused by such Force Majeure matter on the delivery obligation(s).

38.	Transfers by Landlord

Landlord shall have the right to transfer and assign, in whole or in part, all its rights and obligations hereunder and in the Building and property referred to herein, and in such event and upon such transfer Landlord shall be released from any further obligations hereunder, and Tenant agrees to look solely to such successor in interest of Landlord for the performance of such obligations, except those obligations of Landlord with respect to which a default exists as of the effective date of such transfer or assignment. Tenant shall recognize and attorn to such transfers and/or successor to Landlord’s interest in the Building and property referred to herein.

39.	Survival of Obligations

Notwithstanding any term or provision in this Lease to the contrary, any liability or obligation of Landlord or Tenant arising during or accruing with respect to the Lease term shall survive the expiration or earlier termination of this Lease, including without limitation, obligations and liabilities relating to (i) rent payments, (ii) the condition of the Leased Premises and the removal of Tenant’s property, and (iii) indemnity and hold harmless provisions in this Lease.

40.	Confidentiality

Tenant agrees, on behalf of Tenant and Tenant’s employees, agents, contractors, consultants, partners and affiliates, not to disclose the terms of this Lease or the results of any audit of Landlord’s books and records under this Lease to any third party except (i) legal counsel, (ii) as required by applicable law or by subpoena or other similar legal process, or (iii) for financial reporting purposes.

41.	Waiver of Jury Trial

The parties hereto shall, and they hereby do, waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of, or in any way connected with, this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Leased Premises and/or Building and/or claim or injury or damage. In the event Landlord commences any proceedings to enforce this Lease or the Landlord/Tenant relationship between the parties or for non-payment of rent of any nature whatsoever, or additional monies due Landlord from Tenant under this Lease, Tenant will not interpose any counterclaim of whatever nature or description in any such proceedings. In the event Tenant must, because of applicable court rules, interpose any counterclaim or other claim against such proceeding, the Landlord and Tenant covenant and agree that, in addition to any other lawful remedy of Landlord, upon motion of Landlord such counterclaim or other claim asserted by Tenant shall be severed out of the proceedings instituted by Landlord and, if necessary, transferred to a court of different jurisdiction, and the proceedings instituted by Landlord may proceed to final judgment separately and apart from and without consolidation with or reference to the status of each counterclaim or any claim asserted by Tenant.

42.	Radon Gas

Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

43.	Landlord’s Right of Relocation

Landlord shall have the right to relocate Tenant, at Landlord’s expense, to another space in the Building which is comparable in size, quality and condition to each of the offices and other areas in the Leased Premises and contains the same amenities and furnishings as the Leased Premises. Upon such relocation, the relocation space shall be deemed to be the Leased Premises and the terms and conditions of this Lease shall remain in full force and effect.

44.	Landlord’s Improvements

Landlord shall install new VCT flooring in standard colors in the entrances of Suites 210 and 215, and replace all existing carpet. Landlord shall remove all wallpaper, boards and displays from all walls and replace with new paint. Conference room ceiling only to be painted. Paint color shall be selected by Tenant from Landlord’s standard paint colors with one wall in each office to be painted with an accent color. All trim, moldings and door frames shall be touched up as needed. The existing dishwasher and refrigerator shall be removed by Landlord and left in appropriate condition for installation of Tenant’s new appliances at Tenant’s sole cost and expense. All existing office furniture currently in the Leased Premises (identified on Schedule C annexed hereto) shall remain within the Leased Premises for Tenant’s use so long as Tenant is not in Default under this Lease, but shall continue to be Landlord’s property. Landlord shall supply and install free standing 5’ wire shelf unit in the one (I) executive office closet, supply and install three (3) quad electrical outlets in the conference room floor close to the inside legs of the conference room table, remove the two (2) tube TV’s and stands in the conference room, remove the glass from the conference room table and clean and polish the table top. Landlord shall clean & buff the break room floor and adjust/balance/tighten all break room cabinet and drawer hinges.

Tenant will be provided with one (1) key to each exterior door and one (1) key to each interior door which contains a lock. Landlord’s work shall be to building standard specifications.

45.	Guaranty

The following individuals shall be Guarantors of this Lease and shall guaranty the payment of rent and all obligations of the Tenant under this Lease through the return of the Leased Premises to Landlord, in the condition required pursuant to this Lease, in accordance with all of the terms and conditions set forth in the Guaranty(s). Joseph C. Sardano, Stephen Cohen and Kalman Fishman. The executed Guaranty of each of the Guarantors shall be annexed hereto and made a part hereof.

* * *

WITNESS the signatures of the parties, this 26th day of July, 2010.

Rexall Sundown, Inc., Landlord

By:	/s/ Joseph Looney, Vice President

Sensus Healthcare, LLC, Tenant

By:	/s/ Joseph Sardano
President and CEO

By:	/s/ Kal Fishman
Kal Fishman, COO

By:	/s/ Stephen Cohen
Stephen Cohen

Signed before me by Stephen Cohen, Kalman Fishman, and Joseph Sardano who has all provided me with Driver’s Licenses or ID on July 26th 2010.

ANDREA CRUZ
MY COMMISION #DD 859620
EXPIRES: February 10, 2013
Bonded Thru Notary Public Underwriters

EXHIBIT “A”

EXHIBIT "A"

LEASED
LEASED
210
208
207
205
200
215
280
275
270
265
260
255
PHASE IV
230
232
235
220
225
240
245
250
LEASED
LEASED
PHASE II

NOTE: ALL SQUARE FOOT FIGURES ARE GROSS VALUES.

Rexall Sundown

2ND FLOOR
EXISTING

EXHIBIT “B”
RULES AND REGULATIONS FOR THE BUI LDING
851 BROKEN SOUN D PARKWAY, BOCA RATON, FL 33487

1.          The sidewalks, entrances, passages, courtyards, elevators, vestibules, stairways, corridors or halls of the Building shall not be obstructed or encumbered, nor shall they be used for any purpose other than ingress and egress to and from the Leased Premises or Common Areas.

2.          Tenant identification shall be provided by Landlord at each tenant’s expense in conformance to the signage standards for the Building and local codes. No additional signage shall be installed by a tenant. No signs, directories, posters, advertisements or notices shall be painted or affixed on or to any of the windows or doors, or in the corridors, courtyards or other parts of the Building, except as and where designated and approved in writing by Landlord in its discretion. Landlord shall have the right to remove all unapproved signs without notice to any tenant, at the expense of the responsible tenant.

3.          Parking spaces associated with the Building are intended for the exclusive use of passenger vehicles. Tenants shall comply with reasonable parking rules and regulations as may be posted and distributed by Landlord from time to time. Except for intermittent deliveries, no vehicles other than passenger vehicles may be parked in a parking space without the express written permission of Landlord. Parking spaces designated for a specific tenant shall not be used by any other tenant.

4.          Landlord shall provide trash receptacles or dumpsters at predetermined locations; it is each tenant’s obligation to place all trash and debris within those containers. Should a tenant generate more than a normal amount of trash or debris or create a special type of waste calling for special treatment, then Land lord reserves the right to bill additional amounts to the tenant to cover any or all expenses incurred by Landlord in dealing with this problem.

5.          Tenant shall not bum any trash of any kind i n or about the Premises, nor shall tenant permit rubbish, refuse or garbage to accumulate or any fire or health hazard to exist upon or about the Premises.

6.          The toilets and urinals and other plumbing fixtures in Common Areas or in tenant spaces shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown into them. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same. Waste and excessive or unusual use of water shall not be allowed.

7.          Tenant and tenant’s employees shall not make disturbing noises, permit a nuisance about the Premises, keep birds or animals in the Premises or use such Premises for lodging, sleeping, immoral or illegal purposes or commit any act on the Premises or other parts of the Building which Land lord deems an interference with the rights, comforts and convenience of other tenants. Business machines and mechanical equipment belonging to tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any tenants in the Building shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration.

Included herein is any device that emits electro-mechanical waves or radio frequencies which interfere with any other tenant’s devices or equipment.

8.          No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the Building, and no cooking shall be done or permitted by any tenant in the Building without written consent of Landlord, which consent may be withheld for any reason. Notwithstanding the foregoing, if tenant’s Premises contain a kitchen, tenant shall not cause, suffer or permit any unusual or objectionable odors or any nuisance, to be produced upon or permeate from any premises demised to him or it.

9.          Canvassing, soliciting and peddling in the Building are prohibited and tenant shall cooperate to prevent such activity.

I 0.          No curtains, blinds, shades, or awnings, interior window treatments or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises, without the prior written consent of the Landlord. Should such permission be granted, fixtures must be of a quality, type, design and color, and must be attached in the manner approved by the Landlord.

1 1.          Tenant shall see that all doors are securely locked, water faucets, electric lights and air conditioning thermostats turned off before leaving the Building. Tenant shall be responsible for any damage to the Premises or the Building and for all damage or injuries sustained by other tenants or occupants of the Building arising out of tenant’s failure to observe this rule.

10.         No space on or in the Building shall be used for manufacturing or retail sale of tangible personal property of any kind.

11.         No tenant shall overload the floors of the Building, and each shall obtain approval from Landlord before installing any iron safe or other heavy equipment or machines. No safes, bulky or heavy articles, furniture or freight, shall be carried into the main entranceway of the Building unless arrangements are first made with Landlord. All furniture, building supplies and materials, safes and other heavy property, equipment, machinery and other freight must be moved into, within and out of the Building under the Landlord’s supervision, but Landlord will not be responsible for loss of or damage to such freight from any cause. Landlord shall prescribe the time and manner for the carrying in and removal of such articles, also the right and proper position of safes and other weighty articles before they are admitted to the Building, and each tenant shall be responsible for all injury to person or property caused by the installing, maintaining or removing of such articles. Tenant will not locate any furniture or cabinets adjacent to mechanical or electrical access panels or over air conditioning outlets or vents.

12.         When electric wiring of any kind is introduced it must be connected as directed by the Landlord and no boring or cutting for wires will be allowed except with the Landlord’s consent. The location of telephones, computer lines, electric appliances, call boxes, etc., shall be prescribed by the Landlord. No apparatus of any kind shall be connected with the electric wiring without the written consent of the Land lord except by normal electrical plugs and outlets. The tenants agree not to use or connect with the electric wires any more lights than are provided for in each room, or any electric lamp of higher candle power than provided, or any fan, motor or other apparatus without the Landlord’s written consent. The tenants agree not to connect with the water pipes any apparatus using water, without the express prior written consent of the Landlord. Tenant shall pay for all light bulbs replaced by reason of breaking or burning out during Tenant’s occupancy and surrender the Premises fully equipped with operative light bulbs.

13.         No tenant shall bore, cut or string wires, except with the prior written consent of the Landlord, and as the Landlord may direct. The expense of any breakage, stoppage or damage resulting from a violation of this Rule shall be borne by the tenant who has caused such breakage, stoppage or damage. Tenant may place nails or screws in the walls of the Premises necessary to secure artwork on such walls. Notwithstanding the foregoing, Tenant shall be responsible for fully repairing damage to the Premises resulting from such nails or screws prior to termination of the Lease.

14.         The requirements of the tenants will be attended to only upon application at the management office of the Building. Building management employees and contractors shall not perform any work or do anything outside of their regular duties, unless under special instructions from the Landlord.

15.         No tenant, nor any of the servants, employees, agents, visitors or licensees of a tenant, shall at any time bring or keep upon the Building any flammable, combustible or explosive fluid, firearms, chemical or substance, or any matter forbidden or regulated by any insurance company at risk with respect to all or any part of the Building. Tenant shall not make any use of the Premises which would make void or voidable any policy of fire or extended coverage insurance covering the Premises, the Building or the Project. Tenant, at its own cost and expense, shall comply with any reasonable request relating to the Premises or tenant’s use and occupation thereof, of any insurance company insuring the Premises, the Building or the Project, or Landlord with respect thereto.

16.         Tenant shall not use or do, or allow anything to be used or done, upon the Premises which may be dangerous, explosive or damaging to life or limb.

17.         No auction, fire or bankruptcy sale may be conducted on the Premises.

18.         The Landlord may waive or modify any one or more of these rules for the benefit of any particular tenant of the Building, but no such waiver by the Landlord of any such rules shall be construed as a waiver or modification of such rule in favor of any other tenant or tenants of the Building, nor prevent the Landlord from thereafter enforcing any such rule against any or all of the tenants of the Building. Landlord reserves the right to make such other and further rules and regulations as in its judgment may from time to time be necessary for the safety and cleanliness of, and for the preservation of good order in the Building and the Common Areas. These rules shall be applied to each tenant on a non-discriminatory basis.

19.         There is NO SMOKING permitted in any part of the building, including offices, hallways, restrooms and the Courtyard.

20.         Tenants shall keep the Leased premises and all common areas of the Building neat and clean and shall dispose of all trash in designated receptacles.

21.         Landlord has the right to evacuate the Building in the event of an emergency or catastrophe.

22.         No additional locks shall be placed upon any doors without the prior written consent of Landlord. All necessary keys or access cards or codes shall be furnished by landlord as per the Lease, and the same shall be surrendered upon termination of the Lease.

Exhibit “C”

Description	Qty	Location (s)
Chair, conf. room	20	210 Conf room
Console, mahogany, 6’, 9 drawer 2 cabinets	1	210 Conf room
Easel, paper flip chart	1	210 Conf room
Table, mahogany, 30’, conf with glass too	1	210 Conf room
Small mahogany trash cans	3	210 Conf room
Chair, mahogany, 42”, bar	3	210-60 Kitchen
Chairs, office	2	210 1obby
Chair, office	1	21O next to kitchen
File cabinet, metal, 4 drawer	1	210 next to kitchen
Desk, mahogany, 6’	2	210 next to kitchen
File cabinet, metal, 3 drawer	1	210-15
File cabinet, metal, 5 drawer	3	210-15
File cabinet, metal, 2 drawer	2	210-20
Bookcase, mahogany, 6’	1	210-25
Desk, mahogany, 6’	1	210-25
Credenza, mahogany, 6’	1	210-25
Chair, office	4	210-30
Couch, mauve cloth	1,	210-30
Credenza, mahogany, 6’	1	210-30
Desk, mahogany, 6’	1	210-30
Lamp, tall	1	210-30
Table, mahogany, 3 1/2’, coffee	1	210-30
Table, mahogany, 4’, round office	2	210-30
Chair, office	4	210-35
Credenza, mahogany, 6’	1	210-35
Desk, mahogany, 6’	1	210-35
Table, mahogany, 4’, round office	1	210-35
Bookcase, mahogany, 6’	3	210-40
Chair, office	4	210-40
Credenza, mahogany, 6’	1	210-40
Desk, mahogany, 6’	1	210-40
Cabinet, mahogany, 5’, wall mounted	2	215-00
Small File Cabinet 2 drawer	1	215-00
Credenza, mahogany, 5’	2	215-00
Desk, mahogany, 5’	1	215-00
Chair, sled	1	215-10
Bookcase, mahogany, 6’	1	215-10
Credenza, mahogany, 5’	1	215-10
Desk, mahogany, 5’	1	215-10
Chair, office	1	215-15
Credenza, mahogany, 6’	1	215-15
Desk, mahogany, 6’	1	215-15
Table, mahogany, 4’, round office	1	215-15
Chair, sled	1	215-20
Desk, mahogany, 6’	1	215-20
Credenza, mahogany, 6’	1	215-20
Chair, sled	1	215-25
Desk, mahogany, 5’	1	215-25

7/25/2010